                                                                  Exhibit 23.3

                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Tele-Communications, Inc. of our report dated February 4, 1994 relating to the financial statements of TeleCable Corporation which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



Price Waterhouse LLP

Norfolk, Virginia
January 23, 1995